EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                              SONIC MEDIA, INC. AND
                          THE STOCKHOLDERS OF GBI, INC.

                              DATED MARCH 26, 2004


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                              ACQUISITION AGREEMENT

      This Agreement, entered into this 26th day of August, 2004, between Larrea Biosciences Corp., a public corporation organized under the laws of the State of Nevada (hereinafter the "Purchaser"), and the Shareholders (the "Shareholders") of Larrearx Inc., a private Wyoming corporation (hereinafter the "Company").

                                   WITNESSETH:

      WHEREAS, the Purchaser wishes to acquire, and the Shareholders are willing to exchange, all of the Shareholder's issued stock of the Company in exchange for stock of the Purchaser;

      NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, Purchaser and Shareholders approve and adopt this Acquisition Agreement and mutually covenant and agree with each other as follows:

                                    ARTICLE I
                SHARES TO BE TRANSFERRED AND SHARES TO BE ISSUED

1. a. On the closing date the Shareholders shall transfer to the Purchaser certificates for the number of shares of the common stock of the Company described in Schedule "A", attached hereto and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of stock of the Company. Such certificates shall be duly endorsed in blank by Shareholders or accompanied by duly executed stock powers in blank with signatures guaranteed. Alternatively, the shareholders may assign their rights to the shares if the shares have not been physically issued in the form of stock certificates, or if the certificates have been lost.

         b. In exchange for the transfer of the common stock of the Company pursuant to sub-section 1.a. hereof, Purchaser shall on the closing date and contemporaneously with such transfer of the common stock of the Company by the Shareholders, or rights thereto, issue and deliver to the Shareholders the number of shares of common stock of the Purchaser specified on Schedule "B" hereof. One share of common stock of the Purchaser shall be issued in exchange for every five and one-half (5.5) shares of the Company.

2. The parties intend that this acquisition and exchange of shares is to be a "tax free" exchange/transaction pursuant to Section 368(a)(1)(b) of the Internal Revenue Code of the United States.


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                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

      2.01 Ownership of Stock.

..1. Shareholders are the record owners and holders of the number of fully paid and non-assessable shares of the Company listed in Schedule "A" hereto as of the date hereof and will continue to own such shares of the stock of the Company until the transfer thereof to the Purchaser on the closing date and all such shares of stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transfer. The Shareholders will have full power and authority to transfer their shares of the Company in accordance with the terms hereof.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

      3.01 Capitalization

      Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company owned by Shareholders.

      3.02 Organization and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.

(b) The outstanding shares of the Company are legally and validly issued, fully paid and non-assessable.


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(c) The Company does not own five percent (5%) or more of the outstanding  stock of any corporation, save and except for Shegoi, Inc., a private Wyoming company.

(d) The minute book of the Company made available to Purchaser contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Company.

(e) The minute book of the Company contains a list of the officers, directors and shareholders of the Company and copies of the articles of incorporation and by-laws currently in effect of the Company.

(f) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, subject to the approval and adoption by the Shareholders of the Company, violate any provision of the certificate/articles of incorporation or bylaws of the Company, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

(g) The authorized capital stock of the Company consists of the following class of stock:

      Common Stock. The Company has authorized 100,000,000 shares of common stock, $0.0001 par value, of which approximately 17,051,019 shares of such stock will be issued and outstanding at the time of closing.


      3.03 Financial Statements.

            (a) Un-audited financial statements (hereinafter "financial statements") of the Company for the years 2003 through April 30, 2004, have been delivered by the Company to the Purchaser. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Company as of its date and for the periods covered.

            (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Company shown on the books of account on the statement date and as incurred in the normal course of business since that date, are collectible in the normal course of business.


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            (c) The Company has good and marketable  title to all of the Assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the statement date except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet as of the statement date and, in the case of real properties except for rights-of-way and easements which do not adversely affect the use of such property. Any encumbrances will be included in the attached disclosure documents.

      3.04 Changes Since the Statement Date. Since the financial statement date, there will not have been any material negative change in the financial position or assets of the Company.

      3.05 Taxes. All federal, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of the Company since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

      3.06 Accuracy of All Statements Made by Company. No representation or warranty by the Company and Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants as follows:

      4.01 Organization and Authority.

      The Purchaser is a publicly-held corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.


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(a) The  outstanding  shares of the  Purchaser  are legally and validly  issued, fully paid and non-assessable.

(b) The minute book of the Purchaser is made available to the Company.

(c) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of the Purchaser, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Purchaser is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

(d) The authorized capital stock of the Purchaser is one hundred million (100,000,000) shares of common stock, $.0001 par value, of which approximately 20,000,000 shares of such stock will be issued and outstanding at the time of closing.

      4.02 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby, has been authorized by the board of directors of the Purchaser.

      4.03 Financial Statements. True copies of the audited financial statements of the Purchaser as of April 30, 2004 have been delivered by the Purchaser.
These   statements  have  been  examined  and  certified  by  certified   public
accountants.

      4.04 Accuracy of All Statements Made by Purchaser. No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.


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      4.05  Legality  of  Shares to be  Issued.  The  shares of common  stock of
Purchaser to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by Purchaser and will be fully paid and non-assessable.

      4.06 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

                                    ARTICLE V
                            COVENANTS OF SHAREHOLDERS

      5.01 Access to Information. Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of the Company, and the Company shall furnish or cause to be furnished to Purchaser and its authorized representative all information with respect to its affairs and business of the Company as Purchaser may reasonably request.

      5.02 Actions Prior to Closing. From and after the date of this Agreement and until the closing date, the Company shall not materially alter its business.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      Each and every obligation of Purchaser to be performed on the closing date shall be subject to the satisfaction of the Purchaser of the following conditions:

      6.01 Truth of Representations and Warranties. The representations and warranties made by the Company and Shareholders in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

      6.02 Compliance with Covenants. Shareholders shall have performed and complied with all obligations under this Agreement which are to be performed or complied with by them prior to or on the closing date, including the delivery of the closing documents specified hereafter.

      6.03 Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced and, no investigation by any governmental or regulatory authority shall have been commenced, against the Shareholders, the Company or any of the affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.


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      6.04 Receipt of Approvals,  Etc. All  approvals,  consents  and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

      6.05 No Material Adverse Change. Other than as disclosed in writing, as of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

      6.06 Accuracy of Financial Statement. Purchaser and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to Purchaser herewith.

      6.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as Purchaser may request shall have been delivered to Purchaser. The Company and the Shareholders shall have delivered certificates in such detail as Purchaser may request as to compliance with the conditions set forth in this Article 6.

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF THE COMPANY AND SHAREHOLDERS

      Each and every obligation of the Company and shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

      7.01 Truth of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true at and as of the closing date as though such representations and warranties were made at and as of the transfer date.

      7.02 Purchaser's Compliance with Covenants. Purchaser shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.


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      7.03  Absence of Suit.  Except as  disclosed  herein,  no action,  suit or proceedings before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced against Purchaser, or any of the affiliates, associates, officers or directors of the Purchaser seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      7.04 Receipt of Approvals, Etc. All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

      7.05 No Material Adverse Change. Other than as disclosed in writing, as of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Purchaser to conduct its business or the earning power thereof on the same basis as in the past.

      7.06 Accuracy of Financial Statements. The Company and the Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Purchaser furnished to the Company herewith.

      7.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may request shall have been delivered to the Company. The Purchaser shall have delivered certificates in such detail as the Shareholders may request as to compliance with the conditions set forth in this Article 7.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      The Shareholders and the Company shall indemnify Purchaser for any loss, cost, expense or other damage suffered by Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by the Company herein. Purchaser shall indemnify and hold the Shareholders harmless from and against any loss, cost, expense or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty or agreement made by Purchaser herein.


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                                   ARTICLE IX
                             SECURITY ACT PROVISIONS

      9.01 Restrictions on Disposition of Shares. Shareholders covenant and warrant that the shares received are acquired for their own accounts and not with the present view towards the distribution thereof and will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, acceptable to Purchaser, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this sub-section, an appropriate endorsement will be placed upon each of the certificates of common stock of the Purchaser at the time of distribution of such shares pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

      9.02 Notice of Limitation Upon Disposition. Each Shareholder is aware that the shares distributed pursuant to this Agreement will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, the shareholder will probably have to retain such shares for a period of at least one year and at the expiration of such one year period sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Purchaser is current in its filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of shares of the
Purchaser. Additionally, "affiliates" owning shares will be subject to additional restrictions limiting sales.

      9.03 Limited Public Market for Common Shares. Each Shareholder acknowledges that the common shares being issued pursuant to this agreement currently have a limited public market in which the shares may be liquidated and there is no assurance that such pubic market will grow or develop.

                                    ARTICLE X
                                     CLOSING

      10.01 Time. The closing of this transaction ("closing") shall be effective on such date set by the parties. Such date is referred to in this agreement as the "closing date."

      10.02  Documents  To  Be  Delivered  by   Shareholders.   At  the  closing
Shareholders shall deliver to Purchaser the following documents:


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(a)  Certificates  or assignments  for all shares of stock of the Company in the manner and form required by sub-section 1.01 hereof.

(b) A certificate signed by the President of the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that Shareholders have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

(c) A copy of the by-laws of the Company certified by its secretary and a copy of the certificate of incorporation of the Company.

(d)  Certificates  or letters  from  Shareholders  evidencing  the taking of the
shares  in  accordance   with  the   provisions  of  this  agreement  and  their
understanding of the restrictions thereunder.

(e) Such other documents of transfer, certificates of authority and other documents as Purchaser may reasonably request.

      10.03 Documents To Be Delivered by Purchaser. At the closing Purchaser shall deliver to Shareholders the following documents:

            (a) Certificates for the number of shares of Purchaser as determined in Article 1 hereof.

            (b) A certified copy of the duly adopted resolutions of the board of directors of Purchaser authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

      This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any part to any other, at any time before the closing date, or on a post closing basis as provided previously herein:

(a) By mutual consent of Purchaser and the Shareholders;


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(b) By  Purchaser  if any of the  conditions  provided  for in Article 6 of this
Agreement have not been met and have not been waived in writing by Purchaser.

(c) By the Company if any of the conditions provided for in Article 7 of this Agreement have not been met and have not been waived in writing by the Company.

      In the event of termination and abandonment by any party as above provided in this Article, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.

                                   ARTICLE XII
                                  MISCELLANEOUS

      1. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand, facsimile or mailed, certified or registered mail with postage prepaid:

            (a) If to the Purchaser, to Dave Kalenuik; or

            (b) If to the Company or the Shareholders, to ________________ or to such other person and place as the Company or the Shareholders shall furnish to the Purchaser in writing.

      2. Announcements. Announcements concerning the transactions provided for in this Agreement by the Company shall be subject to the approval of the Purchaser in all essential respects.

      3. Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada, United States of America.

      4. Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

      5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.


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      6. Holidays.  If any obligation or act required to be performed  hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Nevada, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.

      7. Computation of Time. The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

      8. Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Nevada and in no other place.

      9. Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

      10. No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

      11. Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada.

      12. Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

      13. Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.


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      14. Further  Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

      15. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

      16. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      17. Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.

IN WITNESS WHEREOF, the parties hereto executed the foregoing Acquisition Agreement as of the day and year first above written.

                                                        LARREA BIOSCIENCES CORP.


                                                        By  /s/ David Kalenuik
                                                            --------------------
                                                            Authorized Signatory


COMPANY:
                                                        LARREARX INC.


                                                        By  /s/ David Kalenuik
                                                            --------------------
                                                            Authorized Signatory

SHAREHOLDERS:

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

                                   SCHEDULE A

                                COMPANY'S SHARES

Name                                                 Shares To Be Transferred
----                                                 ------------------------

         SCHEDULE  B

                               ISSUANCE OF SHARES

Name                                                         Shares To Be Issued
----                                                         -------------------




                                       16